Exhibit 10.2

CUSTOMERS BANCORP, INC.
2010 STOCK OPTION PLAN

ARTICLE 1
PURPOSE

1.1       GENERAL.  The purpose of this Plan is to promote the success and enhance the value of Customers Bancorp, Inc. (the “Company”), by linking the personal interests of executive and senior management-level employees and directors of the Company and subsidiaries of the Company (“Subsidiaries”) to those of shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders.  The Plan is further intended to provide flexibility to the Company and Subsidiaries in their ability to motivate, attract, and retain the services of employees, directors, officers, and executives upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Subsidiaries operations are largely dependent.

ARTICLE 2
EFFECTIVE DATE AND TERM

2.1       EFFECTIVE DATE.  The Plan became effective as of December 9, 2010, the date it was approved by the shareholders of the Bank.  The Plan has been amended by the Board to reflect the terms of the Plan of Merger and Reorganization approved by the shareholders of the Bank, which became effective as of September 17, 2011 .

2.2       TERM.  Unless sooner terminated by the Board, the Plan shall terminate on the Plan Termination Date, and no Options may be granted under the Plan thereafter.  The termination of the Plan shall not affect any Option that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1       DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)        “Bank” means Customers Bank.

(b)       “Board” means the Board of Directors of the Company.

(c)        “Capital Raising Transaction” means the sale of equity securities of the Bank pursuant to the offering described in the Confidential Private Offering Memorandum dated January 20, 2010 (as supplemented by the Supplement thereto dated January 21, 2010), and any subsequent sale of equity securities, or subsequent offering of equity securities in connection with an acquisition or business combination, the result of which it to increase the tangible net worth of the Bank or, after September 17, 2011, the Company.

(d)       “Cause” means actions of or failure to act by a Participant which would authorize the forfeiture of fringe benefits or other remuneration under his or her written contract of employment with the Company or a Subsidiary or, if there is no written contract of employment, (l) the willful material failure to perform the duties to the Company or a Subsidiary required of the Participant (other than any such failure resulting from incapacity due to physical or mental illness of the Participant or material changes in the direction and policies of the Board of Directors of the Company or a Subsidiary), if such failure continues for fifteen (15) days after a written demand for substantial performance is delivered to the Participant by the Company or a Subsidiary which specifically identifies the manner in which it is believed that the Participant has failed to attempt to perform his duties hereunder; (2) the willful engaging by the Participant in misconduct materially injurious to the Company or a Subsidiary; (3) receipt by the Company or a Subsidiary of a notice (which shall not have been appealed by the Participant  or shall have become final and non-appealable) of any governmental body or entity having jurisdiction over the Company or a Subsidiary requiring termination or removal of the Participant from his then present position, or receipt of a written directive or order of any governmental body or entity having jurisdiction over the Company or a Subsidiary (which shall not have been appealed by Participant or shall have become final and non-appealable) requiring termination or removal of the Participant from his then present position; or (4) personal dishonesty, incompetence, willful misconduct, willful breach of fiduciary duty involving personal profit or conviction of a felony.  For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered ''willful'' unless done or omitted to be done by the Participant in bad faith and without reasonable belief that his action or omission was in the best interest of Company or a Subsidiary.  Any act or omission to act by the Participant in reliance upon a written opinion of counsel to Company or a Subsidiary shall not be deemed to be willful.

(e)       “Change in Control” means:

(1)        there occurs a merger, consolidation or other business combination or reorganization to which the Company is a party, whether or not approved in advance by the Board, in which (A) the members of the Board immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction, and (B) the shareholders of the Company immediately before such transaction do not hold more than fifty  percent (50%) of the voting power of securities of the resulting corporation;

(2)           There occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of the Company to another entity, whether or not approved in advance by the Board (for purpose of this Agreement, a sale of more than one-half of the branches of the Bank would constitute a Change in Control, but for purposes of this paragraph, no branches or assets will be deemed to have been sold if they are leased back contemporaneously with or promptly after their sale);

(3)       A plan of liquidation or dissolution is adopted for the Company; or

(4)       Any “person” or any group of “persons” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), other than existing holders of shares of the Company’s common stock, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(f)        “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(g)       “Committee” means the Compensation Committee of the Board.

(h)       “Company” means Customers Bancorp, Inc.

(i)        "Employee" shall mean an individual who is an employee of the Company or a Subsidiary under general common law principles. An individual who is an "Employee," as so defined, may also be a member of the Board or the Board of Directors of a Subsidiary (but not a Non-Employee Director).

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(k)       “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined in accordance with the requirements of Section 422 of the Code.

(l)        “Incentive Stock Option” means an option that is intended to meet the requirements of Section 422 of the Code.

(m)      “Non-Employee Director” means a member of the Board or the Board of Directors of the Bank who is not an Employee.

(n)      “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.

(o)      “Option Agreement” means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Option.

(p)      “Participant” means a person who has been granted an Option under the Plan.

(q)      “Plan” means the Customers Bancorp, Inc. 2010 Stock Option Plan as set forth herein.

(r)       “Plan Termination Date” means the date that is ten (10) years after the Effective Date.

(s)       “Stock” means (i) prior to March 6, 2012, the voting common stock of the Company and such other securities of the Company which may be substituted therefor pursuant to Article 8, and (ii) on and after March 6, 2012, the voting or non-voting common stock of the Company and such other securities of the Company which may be substituted therefor pursuant to Article 8.

(t)       “Subsidiary” means a subsidiary corporation with respect to the Company as described in Section 424(f) of the Code.

ARTICLE 4
ADMINISTRATION

4.1        COMMITTEE; BOARD APPROVAL.  The Plan shall be administered by the Committee.  Notwithstanding any other provision of the Plan, during any period in which the Company may be subject to the Exchange Act, either: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a Non-Employee Director; or (ii) (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a “Non-Employee Director” may not participate in any action of the Committee with respect to any Option awarded under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board’s approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Option.  To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an “outside director” under Section 162(m) of the Code.  The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions.  The Company will pay all reasonable expenses of the Committee.

4.2        AUTHORITY OF COMMITTEE.  Subject to any specific designation in the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 4.1) has the exclusive power, authority and discretion to:

(a)       Designate Participants to receive Options;

(b)       Determine the type or types of Options to be granted to each Participant;

(c)       Determine the number of shares of Stock to which an Option will relate;

(d)       Determine the terms and conditions of any Option granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Option, any restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)       Amend, modify, or terminate any outstanding Option, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Option without the Participant’s consent under any other provision of the Plan.

(f)        Determine whether, to what extent, and under what circumstances the exercise price of an Option may be paid in, cash, Stock or other property, or an Option may be canceled, forfeited, or surrendered;

(g)       Prescribe the form of each Option Agreement, which need not be identical for each Participant;

(h)       Decide all other matters that must be determined in connection with an Option;

(i)        Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan; and

(j)        Interpret the terms of, and rule on any matter arising under, the Plan or any Option Agreement;

(k)       Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(l)        Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.3       DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan shall (if approved or ratified by the Board during any period when the Board is deemed to administer the Plan pursuant to Section 4.1) be final, binding, and conclusive on all parties and any other persons claiming an interest in any Option or under the Plan.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1       NUMBER OF SHARES.  Subject to adjustment provided in Section 8.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be the that number representing fifteen percent (15%) of the outstanding shares of capital stock of the Bank as of the Effective Date; provided that such number shall be increased, as and when unexercised options and warrants to acquire capital stock of the Bank outstanding as of the Effective Date are exercised or anti-dilution obligations become performable by the Bank, by fifteen percent (15%) of the shares of capital stock that become outstanding as a result of such exercises or the honoring of such anti-dilution rights; and provided, further, that the total number of shares available for grant under the Plan shall not exceed the lesser of (a) three million, three hundred and thirty-three thousand, three hundred and thirty-four (3,333,334) shares or (b) fifteen percent (15%) of the number of shares of Stock and Class B Non-Voting Common Stock issued in consideration of cash or other property after December 31, 2009 by the Company or the Bank; and provided further that the exchange of one (1) share of common stock of the Company for three (3) shares of common stock of the Bank pursuant to the Plan of Merger and Reorganization which was effective as of September 17, 2011 shall be taken into account in applying the foregoing percentages.

5.2       LAPSED OPTIONS.  To the extent that an Option terminates, is cancelled, expires, lapses or is forfeited for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.

5.3       STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4       LIMITATION ON NUMBER OF SHARES SUBJECT TO OPTIONS.  Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 8.1, but subject to any restrictions of applicable law and the other terms and conditions of the Plan, the maximum number of shares of Stock with respect to Options may be granted to any one Participant during a fiscal year of the Company shall be two million, two hundred and twenty-two thousand, two hundred and twenty-three (2,222,223) shares.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1          ELIGIBILITY.  Employees and Non-Employee Directors shall be potentially eligible to receive Options under the Plan.  In making determinations regarding the potential eligibility of any Employee or Non-Employee Director, the Committee may take into account the nature of the services rendered by such Employee or Non-Employee Director, his or her present and potential contributions to the Company’s or a Subsidiary’s success and such other factors as the Committee in its discretion shall deem relevant.

6.2          ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals those to whom Options shall be granted and shall determine the nature and amount of each Option.  No individual shall have any right to be granted an Option under this Plan.

ARTICLE 7
STOCK OPTIONS

7.1          GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)       EXERCISE PRICE.  The exercise price per share of Stock under an Option shall not be less than the Fair Market Value as of the date of grant.

(b)       TERM OF OPTION.  No Option shall be exercisable after the date that is 10 years from the date it is granted.

(c)       TIME AND CONDITIONS OF EXERCISE. Options shall be exercisable only to the extent provided below.

(1)        A Participant shall have a vested right to exercise an Option upon the first to occur of (A) the fifth (5 th ) one (1)-year anniversary of the Capital Raising Transaction to which it relates, (B) a Change in Control, (C) the Participant’s termination of employment without Cause, (D) the Participant’s death, or (E) such other event as the Committee shall specify in the Option Agreement as necessary to comply with the Company’s or a Subsidiary’s obligations under an employment agreement with the Participant.  All unvested Options shall be forfeited upon the Participant’s termination of employment for Cause or as a result of his or her voluntary resignation from employment.

(2)        Notwithstanding the achievement of a vested right to exercise pursuant to paragraph (1) above, an Option shall be exercisable only when (a) if the Stock under the Option is not listed on a national stock market or other national securities quotation system at the time the Option is granted, the “Fully Diluted Tangible Book Value” (as hereinafter defined) of the Stock first equals or exceeds one hundred and fifty percent (150%) of the Fully Diluted Tangible Book Value of the Stock per share as of the date of grant of the option, or, if after the date of grant the Stock under the Option becomes listed on a national stock market or other national securities quotation system, the Fair Market Value of the Stock per share first equals or exceeds one hundred and fifty percent (150%) of the Fully Diluted Tangible Book Value of the Stock as of the date of grant of the option, or (b) if the Stock under the Option is listed on a national stock market or other national securities quotation system at the time the Option is granted, the trading price of such Stock as quoted by such stock market or quotation system equals or exceeds one hundred and fifty percent (150%) of the Fair Market Value of the Stock per share as of the date of the grant of the option.  For this purpose, the Fully Diluted Tangible Book Value of the Stock shall be determined as (A) the amount derived by dividing the common shareholders’ equity, minus intangible assets and goodwill, by the number of shares of common stock outstanding, (B) assuming that all outstanding option and warrants to acquire stock are then exercised, and (C) assuming performance of all anti-dilution obligations under such options and warrants and other anti-dilution agreements as of the date of determination.  If the condition set forth in this paragraph (2) is satisfied prior to the achievement of a vested right to exercise an Option pursuant to paragraph (1) above, the Option shall be exercisable immediately upon achievement of a vested right to exercise pursuant to paragraph (1).

(3)        Nothing in this subsection (c) shall be construed to extend the exercise period of any Option beyond the tenth (10 th ) anniversary of the date of its grant.

(d)         TRANSFERABILITY.  Each Option granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution.  No right or interest of a Participant in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company; provided, however, that the foregoing shall not be deemed to imply any obligation of the Company to lend against or accept a lien or pledge of any Option for any reason.  Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options (but not Incentive Stock Options) may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.  Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Section 7.1(d).  Options which are transferred pursuant to this Section 7.1(d) shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant (for example, such Options shall terminate automatically, upon the termination of employment or service as a Director of the Participant for Cause)

(e)         PAYMENT.  An Option shall be exercised by giving a written notice to the Chief Executive Officer of the Company stating the number of shares of Stock with respect to which the Option is being exercised and containing such other information as the Committee may require and by tendering payment therefore with a cashier's check, certified check, or with existing holdings of Stock held for more than six months. In addition, if the terms of a Stock Option so provide, the optionee may pay the exercise price by directing the Company to withhold from those shares of Common Stock that would otherwise be received upon the exercise of the Stock Option that number of shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the Stock Option’s exercise price, or the applicable portion of the Stock Option’s exercise price if the Stock Option is not exercised in full.  The shares of Common Stock so withheld shall not be deemed to have been issued for purposes of the aggregate-share limitation set forth in Section 4, above.

(f)          STOCK CERTIFICATES.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Options, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable.  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(g)         EVIDENCE OF GRANT.  All Options shall be evidenced by an Option Agreement.  The Option Agreement shall include such additional provisions as may be specified by the Committee which are not inconsistent with the provisions of this Section 7.1.

7.2          INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan must comply with the following additional rules, which in case of conflict shall control over other provisions of this Plan that might otherwise be applicable:

(a)         INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the time an Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000) or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Options that are not Incentive Stock Options.

(b)        TEN PERCENT OWNERS.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such Option is granted at a price that is not less than 110% of the Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c)         RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8
CHANGES IN CAPITAL STRUCTURE

8.1          GENERAL.

(a)       SHARES AVAILABLE FOR GRANT.  In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Options shall be appropriately adjusted.  In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Options may be granted as the Committee may deem appropriate.

(b)       OUTSTANDING OPTIONS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.  Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Option and the exercise price per share of Stock of each such Option.

(c)       OUTSTANDING OPTIONS – CERTAIN MERGERS.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Option would have received in such merger or consolidation.

(d)       OUTSTANDING OPTIONS – CERTAIN OTHER TRANSACTIONS.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company, or any other reorganization transaction in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1)     cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Stock subject to such Option, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price of such Option; or

(2)     provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option with respect to, as appropriate, some or all of the property for which such Stock is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the option, or the number of shares or amount of property subject to the option, or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option, or any combination thereof.

(e)        OUTSTANDING OPTIONS – OTHER CHANGES.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f)        NO ADDITIONAL SHAREHOLDER APPROVAL REQUIRED IN CERTAIN CASES.  Except to the extent required by applicable law, no adjustment in the number of shares subject to outstanding Options, and no adjustment in the number of shares available for grant under this Plan, shall require additional shareholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company’s shareholders.

(g)       NO OTHER RIGHTS.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Option or the exercise price of any Option.

ARTICLE 9
AMENDMENT, MODIFICATION, AND TERMINATION

9.1        AMENDMENT, MODIFICATION, AND TERMINATION.  At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that the Board shall not, without the affirmative vote of the holder of a majority of the shares of each class of voting stock of the Company, make any amendment which would (i) abolish the Committee without designating such other committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, (ii) except strictly as and to the extent provided in this Plan and permitted by applicable law, increase the maximum number of shares of Stock for which Options may be granted under the Plan, (iii) amend the formula for determination of the exercise price of Options, (iv) extend the term of the Plan, and (v) amend the requirements as to the employees eligible to receive Options; and further provided that no other amendment shall be made without shareholder approval to the extent shareholder approval is necessary to comply with any applicable law, regulations or stock exchange rule.

9.2        OPTIONS PREVIOUSLY GRANTED.  Except as otherwise provided in the Plan, including without limitation, the provisions of Article 8, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant.

ARTICLE 10
GENERAL PROVISIONS

10.1      NO RIGHTS TO OPTIONS.  No Participant, employee, or other person shall have any claim to be granted any Option under the Plan, and neither the Company, a Subsidiary nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

10.2      NO STOCKHOLDERS RIGHTS.  No Option gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

10.3      WITHHOLDING.  The Company or a Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.  A Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s or a Subsidiary’s applicable federal, state, local and foreign income and employment tax withholding obligations.

10.4     NO RIGHT TO EMPLOYMENT OR SERVICES.  Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company, a Subsidiary or any of their affiliates or subsidiaries to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Subsidiary or such affiliates or subsidiaries.

10.5     INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company and any of its applicable subsidiaries from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s or any of its applicable subsidiaries’ Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company or any of its applicable subsidiaries may have to indemnify them or hold them harmless.

10.6       FRACTIONAL SHARES.  No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

10.7       GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to transfer shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register, under the Securities Act of 1933, as amended, or any other federal or state securities laws, any of the shares of Stock transferred under the Plan.  If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, or applicable state laws, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

10.8       RECOVERY.  Plan benefits shall be subject to recovery by the Company under any clawback, recovery, recoupment or similar policy hereafter adopted or continued by the Company, whether in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, or otherwise required by law.

10.9       GOVERNING LAW.  The Plan and the terms of all Options shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.